Exhibit 10.11

RIVERSIDE TECHNOLOGY CENTER

FIFTH LEASE EXTENSION AND MODIFICATION AGREEMENT

TO THE LEASE BETWEEN

RIVERTECH ASSOCIATES II LLC AND AXCELLA HEALTH, INC.,
(f/k/a PRONUTRIA BIOSCIENCES, INC. and f/k/a ESSENTIENT, INC.)

This Fifth Lease Extension and Modification Agreement (the “Fifth Lease Amendment”) entered into this 28th day of April, 2017 by and between Rivertech Associates II, LLC, a Massachusetts limited liability company with a principal address c/o The Abbey Group 177 Huntington Ave. 24th Floor Boston, Massachusetts 02115 herein, (the “Lessor”), and Axcella Health, Inc. (as successor in interest to Pronutria Biosciences, Inc., itself the successor in interest to Essentient, Inc.), with a business address at 840 Memorial Drive Cambridge, Massachusetts (herein the “Lessee”), with respect to a certain Lease dated December 28,2010 (the “Original Lease”) for certain office and laboratory space in the building at 840 Memorial Drive Cambridge, Massachusetts (the “Building”); as amended by a Lease Extension and Modification Agreement December 9,2013 (“First Lease Amendment”): by a Second Lease Extension and Modification Agreement July 31, 2014 (“Second Lease Amendment”): by a Third Lease Extension and Modification Agreement dated January 30,2015 (the “Third Lease Amendment”): and by a Fourth Lease Extension and Modification Agreement dated December 30, 2015 (the “Fourth Lease Amendment”): all collectively referred to herein as of the date hereof as the “Existing Lease”. The Existing Lease, as modified by this Fifth Lease Amendment, hereafter shall be referred to herein as the “Lease” (as the context so permits).

WHEREAS, the Lessee currently leases the following spaces in the Building as follows:

A.                                    Certain space on the third (3rd) floor of the Building (with a small portion in the garage portion of the Building), consisting of approximately 10,525 rentable square feet (defined herein as the “Third Floor Leased Premises” (previously defined as the Existing Leased Premises in the Fourth Lease Amendment), the term for which expires on August 31, 2017 (subject to two additional options to extend as set forth in Section 7 below); and,

B.                                    Certain space on the first (1st) floor of the Building, consisting of approximately 8,647 rentable square feet (i.e. the “First Floor Expansion Space” (as defined as such in the Fourth Lease Amendment), the term for which expires on April 30,2021, subject to two additional options to extend as set forth in Section 7 below); and,

WHEREAS, the Lessee desires to extend the current stated Term of the Existing Lease as to the Third Floor Leased Premises, now set to expire on August 31,2017, as a modification to the Existing Lease, and Lessor assents to such extension of the Term by the Lessee on this basis; and,

WHEREAS, given the extension of the Term of the Existing Lease as to the Third Floor Leased Premises beyond August 31, 2017 as provided herein, the parties also seek to clarify the Lessee’s further rights to further extend its lease and occupancy as to both the Third Floor Leased Premises, and the First Floor Expansion Space, with rights that may be exercised separately;

THEREFORE, in consideration of One ($1.00) Dollar and the other good and valuable consideration recited herein, effective and irrevocable as of the date hereof, the Lessor and Lessee hereby agree as follows:

1.                                      Additional Defined Terms

The following additional terms as used herein are defined as set forth below:

“Third Floor Leased Premises Termination Date” applies only to the Third Floor Leased Premises, and is August 31,2017; and is subject to Lessee’s rights to further extend the term with respect to the Third Floor Leased Premises as set forth in Section 7 below.

“Third Floor Leased Premises Extension Termination Date” applies only to the Third Floor Leased Premises, and is April 30, 2021.

“First Floor Expansion Space Term” is the period already running as of the date of this Fifth Lease Amendment through April 30, 2021, and it is subject to Lessee’s rights to further extend the term with respect to the First Floor Expansion Space as set forth in Section 7 below.

“First Floor Expansion Space Termination Date” applies only to the First Floor Expansion Space, and is April 30, 2021, (subject however, to any extension elected by the Lessee as set forth in Section 7 hereof.

2.                                      Third Floor Extended Term

Lessee hereby agrees to extend its tenancy of the Third Floor Leased Premises as of the end of the Third Floor Leased Premises Termination Date, for one (1) additional period of forty four (44) months, beginning on September 1, 2017 (the “Third Floor Extension Commencement Date”) and ending on April 30, 2021 (the “Third Floor Extension Termination Date”): which additional period shall be referred to as the “Third Floor Extended Term”.

By exercise of the aforesaid extension, the Lessee’s Reserved Option as set forth in the Third Amendment as further characterized as “Lessee’s Reserved Option” and as “Lessee’s Interim Option” in Section 2.  A of the Fourth Amendment, are hereby extinguished in lieu of the foregoing.

3.                                      Terms and Conditions

Lessee hereby agrees to lease the Third Floor Leased Premises on the same terms and conditions of the Existing Lease, as modified by this Fifth Lease Amendment, with exception only for those provisions as to which Lessor and Lessee have already performed their obligations as of the date hereof, (for example, Lessor has heretofore delivered the Existing Premises and Lessee has accepted the same).  The Third Floor Leased Premises is leased in the same “AS/IS” condition as it is as of the execution of this Fifth Lease Amendment, and Lessee acknowledges Lessor is under no obligation to make any improvements or modifications thereto in any manner.

Lessor and Lessee each acknowledge that to the best of the respective knowledge of each, there are no material defaults by either party presently existing under the Existing Lease.

4.                                      Annual Base Rent / Additional Rent / Security Deposit

A.                                    Annual Base Rent

(a)                                 Third Floor Leased Premises

Annual Base Rent for the Third Floor Leased Premises, for the balance of the current Term up to the Third Floor Leased Premises Termination Date, shall be that Annual Base Rent specified in the Existing Lease attributable to the Third Floor Leased Premises (i.e. the Existing Leased Premises as characterized in the Fourth Lease Amendment).

Annual Base Rent from the Third Floor Extension Commencement Date through the Third Floor Extension Termination Date shall be as follows:

(i)                                     September 1, 2017 through August 31, 2018

$ 657,812.50 per annum / $ 54,817.71 per month

(ii)                                 September 1, 2018 through August 31, 2019

$ 678,862.50 per annum / $ 56,571.88 per month

(iii)                              September 1, 2019 through August 31, 2020

$699,912.50 per annum / $ 58,326.04 per month

(iv)                             September 1, 2020 through April 30, 2021

$ 480,641.68 for the eight month period / $ 60,080.21 per month

Annual Base Rent above is intended to be “triple net” under the Lease, and it shall be payable in the corresponding monthly installments set forth above, due on the first of each month, in advance, and in all other respects shall be subject to the provisions relating to Annual Base Rent as set forth under the Existing Lease.

(b)                                 First Floor Expansion Space

Annual Base Rent for the First Floor Expansion Space, for the balance of the current First Floor Expansion Space Term up to the First Floor Expansion Space Termination Date, shall be as set forth in the Fourth Amendment.

B.                                    Additional Rent

(a)                                 Third Floor Leased Premises

In addition to Annual Base Rent, Lessee shall continue to be responsible to pay all Additional Rent (Operating Expenses) under Section 3 of the Existing Lease and all Additional Rent (Taxes) under Section 4 thereof, as invoiced by Lessor, attributable to the Third Floor Leased Premises, up to the Third Floor Leased Premises Extension Termination Date.

(b)                                 First Floor Expansion Space In addition to Annual Base Rent, Lessee shall continue to be responsible to pay all Additional Rent (Operating Expenses) under Section 3 of the Existing Lease and all Additional Rent (Taxes) under Section 4 thereof, as invoiced by Lessor, attributable to the First Floor Expansion Space, up to the First Floor Expansion Space Termination Date.

C.                                    Rent Payment and other Costs and Expenses Determination and payment of all Annual Base Rent, Additional Rent and other sums due as Rent shall be payable and in all other respects shall be determined as contemplated under the Existing Lease for the full term up to April 30,2021 (subject to any further extensions).

D.                                    Security Deposit The Security Deposit currently held by the Lessor shall continue to be held by Lessor up to April 30, 2021 (subject to any further extensions).

5.                                      Permitted Uses / Lessee’s Rights of First Offer

The Permitted Uses in the Basic Data of the Original Lease, and all conditions attached thereto, are hereby restated and affirmed and shall govern the use and occupancy of the Third Floor Leased Premises and the First Floor Expansion Space through April 30,2021 (and beyond if there be any further extension).

The parking rights and other ancillary rights as they are set forth in the Fourth Lease Amendment (other than extension rights and or term expiration, which are hereby be superseded by the provisions of this Fifth Lease Amendment), shall govern through April 30, 2021 (and beyond if there be any further extension).

Lessee shall retain the rights set forth in the Fourth Lease Amendment as to additional First Floor ROFO Space and Third Floor ROFO Space.

6.                                      Brokers

The parties hereby agree that Newmark Grubb Knight Frank represents the Lessee in this transaction and shall be paid a commission by the Lessor, under the terms of a separate agreement; and represent that there are no brokerage or other third party fees or costs involved in this transaction and each agrees to indemnify, defend and hold harmless the other from and against any other claims for brokerage fees, commissions or other such payments arising from this transaction.

7.                                      Lessee’s Further Options to Extend

The Third Floor Leased Premises Extension Termination Date and the First Floor Expansion Space Termination Date are coterminous (i.e. each end on April 30, 2021).

Lessee, provided it is not then in material default after notice and expiration of any applicable grace or cure periods, and further provided there have not been any material defaults (beyond applicable notice, grace and cure periods) more than twice within any twelve (12) month period, shall have the option to further extend the Term of this Lease as to:

(a)                                 the Third Floor Leased Premises; and separately or conjunctively,

(b)                                 the First Floor Expansion Space;

(inclusive of any ROFO Space then being leased by Lessee).

on the terms and conditions set forth in Section 14 and 15 of the Fourth Lease Amendment, (including the determination of “Market Rent”), modified as follows:

(i)                                    the thirty-six (36) month extension period ending on the First Extension Termination Date, if exercised, will commence on May 1,2021; said exercise on notice by Lessee to occur no later than September 1,2020 (i.e. eight full months prior to such commencement), time being of the essence, and end on April 30, 2024 (the “First Revised Extension Period”): and,

(ii)                                 the thirty-six (36) month extension period ending on the Second Extension Termination Date, if exercised, will commence on May 1,2024; said exercise on notice by Lessee to occur no later than September 1,2023 (i.e. eight full months prior to such commencement), time being of the essence, and end on April 30,2027 (the “Second Revised Extension Period”).

The provisions as to the delivery and effect of each Option Exercise Notice as set forth in Section 14 remain and are to be applied to the aforesaid adjusted dates.

Additionally, the Extension Rent Floor for each extension period shall be adjusted accordingly such that it will be based on the end of each then expiring portion of the term (i.e. the Rent Floor for the First Revised Extension Period will be based on Annual Base Rent for the last month (annualized) of the Lease Year ending April 30,2021, and the Rent Floor for the Second Revised Extension Period will be based on Annual Base Rent for the last month (annualized) of the last year of the First Revised Extension Period).

Lessee shall be obligated to continue to pay all Additional Rent for the First Revised Extension Period and the Second Revised Extension Period, as applicable.

Annual Base Rent and Additional Rent for the First Revised Extension Period and the Second Revised Extension Period, as applicable, shall be payable in advance, in equal monthly installments on the first day of each calendar month.

8.                                      Integration of Documents; Supremacy

This Fifth Lease Amendment, incorporating the terms and conditions of the Original Lease and all prior amendments through the Fourth Lease Amendment, contains the full understanding and agreement between the parties.  The parties hereto intend that this Fifth Lease Amendment operates to amend and modify the Existing Lease, and that those prior documents constituting the Existing Lease shall be interpreted conjunctively; with any express conflict between those prior documents and this Fifth Lease Amendment to be resolved in favor of the stated terms of this Fifth Lease Amendment.  Except as modified hereby, all other terms and conditions of the Existing Lease shall remain unchanged and enforceable in a manner consistent with this Fifth Lease Amendment.

This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.  Any provisions deemed unenforceable shall be severable, and the remainder of this Fifth Lease Amendment and the Existing Lease shall be enforceable in accordance with their terms.

[Signature Pages Follow]

LESSOR

RIVERTECH ASSOCIATES II, LLC

By:	Rivertech Associates II, Inc.,
its Manager

By:	/s/ Robert Epstein
Name:	Robert Epstein
Title:	President

LESSEE

AXCELLA HEALTH, INC,

By:	/s/ Robert Connelly

Its duly authorized President/Vice President

By:	/s/ Thomas Leggett

Its duly authorized Treasurer/Ass’t Treasurer